[LOGO OMITTED]  First Trust

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                                                       SENIOR LOAN MARKET UPDATE
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                                                              Third Quarter 2010

MARKET PERFORMANCE

Senior loans displayed strong performance during the third quarter as fears surrounding sovereign risks overseas began to abate and corporate defaults continued their march lower. The improvement was evidenced by the performance of the S&P/LSTA Index, which was up 3.32% during the quarter, considerably better than the negative 1.24% generated in the second quarter of 2010. On a year-to-date basis, the Index is up 6.77% through the end of the third quarter.

In the third quarter, the industries in the S&P/LSTA Index that performed the best were Financial Intermediaries (+4.88%), Ecological Services and Equipment (+4.73%) and Cable and Satellite TV (+3.89%). The worst-performing industries were Forest Products (+1.50%), Beverage & Tobacco (+2.16%) and Conglomerates (+2.41%).


CREDIT QUALITY

Fundamental credit quality has been improving. This is evidenced by the default rate which has declined sharply, from a peak of nearly 11% in November of 2008, to approximately 3.5% at the end of the third quarter. We anticipate that the default rate will remain low and will likely trend even lower in the quarters ahead for several reasons. First, the universe of likely defaulting companies has shrunk as weak issuers in struggling industries have already defaulted. The second reason is improved corporate performance. For those companies that publish public financials within the S&P/LSTA Index, EBITDA grew by 15% in the second quarter. This follows EBITDA* growth of 9.4% in the first quarter, and 15.4% in the fourth quarter of 2009. These improving financial results should help increase a company's ability to service debt payments. Finally, improved credit market liquidity has assisted companies in their effort to refinance near-term maturities. In fact, institutional loan volume, essentially the supply that feeds the senior loan market, is up nearly fivefold when compared to the prior year.


PRICE AND SPREAD

The average price in the loan market improved to approximately 91 in the third quarter. While loan prices have indeed improved significantly from nearly 60 in late 2008, we believe that the discount to par remains attractive, especially when coupled with the improved default rate and the improved fundamental performance for corporations in the leveraged loan universe. In fact, by historical standards, yields are attractive. According to Standard & Poor's LCD, the discounted spread to a 3-year average life is currently Libor plus 6.13%. This compares favorably to the average pre-credit crisis spread of Libor plus 3.63% (period ending June 2007).


PORTFOLIO REVIEW

The First Trust Senior Floating Rate Income Fund II is weighted toward those industries which we believe should benefit from continued economic stabilization and corporate credit improvement. Moreover, our rigorous credit process tends to favor those industries which exhibit greater defensive characteristics, which should also help insulate the portfolio in the event of a double-dip recession. The largest industries in the portfolio at the end of the third quarter were
Healthcare: 12.05%; Media: 8.53%; Diversified Consumer Services: 6.85%; and
Chemicals: 6.57%. These industries typically have hard assets (tangible assets such as property plant and equipment, inventory and account receivables) which may benefit investors who are senior secured as they can provide for better recoveries in the event of a default.

The portfolio exhibits a significant quality bias when compared with the S&P/LSTA Index. Over 70% of the portfolio is rated BB- or better by Standard & Poor's versus 40% for the index. Moreover, concentrations by both industry and borrower are well below portfolio limits, reflecting our belief that, after credit selection, diversification is the best way to guard against loss. The portfolio remains well diversified with 148 positions and an average position size of 0.68%. The largest portfolio position was Reynolds Consumer Products Holdings, Inc. at 1.84% of the portfolio.


OUTLOOK

The story for senior loan investors has been one of continued improvement. As seasoned managers, we have been working diligently to capitalize on the current market opportunities by performing rigorous credit research and seeking to identify what we believe to be excellent risk-adjusted return opportunities. With loan prices trading below par, defaults trending lower, and credit quality generally strong, we believe investors with an intermediate time horizon will be rewarded by investing in the senior loan asset class as current market conditions appear to offer investors a compelling value.



*Earnings before interest, taxes, depreciation and amortization.

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                                                       SENIOR LOAN MARKET UPDATE
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INVESTMENT MANAGER
------------------

First Trust Advisors L.P. ("First Trust") was established in 1991 and is located in Wheaton, Illinois. First Trust offers customized portfolio management using its structured, quantitative approach to security selection. As of November 30, 2010, First Trust managed or supervised $39.65 billion in assets. The First Trust Leveraged Finance Investment Group began managing the First Trust Senior Floating Rate Income Fund II (previously called the "First Trust/Four Corners Senior Floating Rate Income Fund II") on October 13, 2010. The experienced professionals comprising the First Trust Leveraged Finance Investment Group currently manage approximately $515 million. The group's experience includes managing senior secured floating-rate corporate loans in both the U.S. and Europe, managing high-yield debt and corporate restructuring expertise. The group has managed institutional separate accounts, commingled funds, structured products and retail funds.


PORTFOLIO MANAGEMENT TEAM
-------------------------

WILLIAM HOUSEY, CFA - Senior Vice President, Senior Portfolio Manager

Mr. Housey joined First Trust Advisors L.P. in June 2010 as Senior Portfolio Manager and has nearly 15 years of investment experience. Prior to joining First Trust Advisors L.P., Mr. Housey served as Executive Director and Co-Portfolio Manager at Van Kampen Funds, Inc., a wholly-owned subsidiary of Morgan Stanley. Mr. Housey has extensive experience in portfolio management of both leveraged and unleveraged credit products, including senior loans, high-yield bonds, credit derivatives and corporate restructurings. Mr. Housey received a BS in Finance from Eastern Illinois University and an MBA in Finance as well as Management and Strategy from Northwestern University's Kellogg School of Business. He also holds the Chartered Financial Analyst designation.


SCOTT D. FRIES, CFA - Vice President, Portfolio Manager

Mr. Fries joined First Trust Advisors L.P. in June 2010 as Portfolio Manager of the Leveraged Finance Investment Team and has over 15 years of investment industry experience. Prior to joining First Trust Advisors L.P., Mr. Fries served as Co-Portfolio Manager of Institutional Separately Managed Accounts for Van Kampen Funds, Inc., a wholly-owned subsidiary of Morgan Stanley. Mr. Fries received a BA in International Business from Illinois Wesleyan University and a MBA in Finance from DePaul University. He also holds the Chartered Financial Analyst designation.


INVESTOR RELATIONS
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GREGORY OLSEN, CFA - Senior Vice President, Portfolio Specialist

Mr. Olsen is a Senior Credit Analyst and Portfolio Specialist for the Leveraged Finance Investment Team at First Trust Advisors. He has 17 years of investment experience, most recently as Executive Director and Portfolio Specialist in leveraged finance for Morgan Stanley/Van Kampen. Mr. Olsen received a B.S. in Business Administration from Illinois Wesleyan University and an MBA with a concentration in finance from DePaul University. He holds the Chartered Financial Analyst designation and is a member of the CFA Institute and the CFA Society of Chicago. His professional experience is concentrated within the credit markets including senior


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This commentary contains certain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of First Trust Advisors L.P. ("First Trust" or the "Advisor"), taking into account the information currently available to it. Forward-looking statements include all statements that do not relate solely to current or historical fact. For example, forward-looking statements include the use of words such as "anticipate," "estimate," "intend," "expect," "believe," "plan," "may," "should," "would" or other words that convey uncertainty of future events or outcomes.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of First Trust Senior Floating Rate Income Fund II (the "Fund") to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. When evaluating the information included in this market update, you are cautioned not to place undue reliance on these forward-looking statements, which reflect the judgment of the Advisor only as of the date hereof. Neither the Fund nor the Advisor undertake any obligation to publicly revise or update these forward-looking statements to reflect events and circumstances that arise after the date hereof.

PERFORMANCE  AND  RISK  DISCLOSURE

There is no assurance that the Fund will achieve its investment objectives. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and that the value of the Fund shares may therefore be less than what you paid for them. Accordingly, you can lose money by investing in the Fund.

Performance data quoted represents past performance, which is no guarantee of future results, and current performance may be lower or higher than the figures shown. The Fund is subject to various risks, including: Credit Risk, Senior Loan Risk, Lower Grade Debt Instruments Risk, Interest Rate Risk, Discount From or Premium to Net Asset Value Risk, Leverage Risk, Restrictive Covenants and 1940 Act Restrictions, Secondary Market for the Fund's Shares, Limited Secondary Market for Senior Loans, Lending Portfolio Securities, Demand for Senior Loans, Unsecured Loans and Subordinated Loans, Short-Term Debt Securities, Investments in Equity Securities Incidental to Investment in Senior Loans, Illiquid Securities, Non-U.S. Securities, Management Risk, Strategic Transactions, Reinvestment Risk, Inflation Risk, Regulatory Changes, Market Event risk, anti-Takeover Provisions.

Lower grade debt instruments are commonly referred to as "high yield" or "junk bonds" and are considered speculative with respect to the issuer's capacity to pay interest and repay principal. Investing in lower grade debt instruments involves additional risks than investment-grade debt instruments. Lower grade debt instruments are securities rated Ba1 or lower by Moody's or BB+ or lower by S&P, comparably rated by another NRSRO or, if unrated, of comparable credit quality. These lower grade debt instruments may be come the subject of bankruptcy proceedings or otherwise subsequently default as to the repayment of principal and/or payment of interest or be downgraded to ratings in the lower rating categories (Ca or lower by Moody's, CC or lower by S&P or comparably rated by another NRSRO). Issuers of lower grade debt instruments are not perceived to be as strong financially as those with higher credit ratings, so the securities are usually considered speculative investments. These issuers are generally more vulnerable to financial setbacks and recession than more creditworthy issuers which may impair their ability to make interest and principal payments. Lower grade debt instruments tend to be less liquid than higher grade debt instruments.


[LOGO OMITTED]  First Trust             For additional information, call
                                      Jeff Margolin, Senior Vice President
www.ftportfolios.comlinex0        and Closed-End Fund Analyst, at 630-915-6784.

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